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                                                                     EXHIBIT 8.1

                               ARTER & HADDEN LLP
                                ATTORNEYS AT LAW

                                  founded 1843

Cleveland               1801 K Street, N.W./Suite 400K             Irvine
Columbus                  Washington, D.C. 20006-1301              Los Angeles
Dallas                       202/775-7100 telephone                San Francisco
                             202/857-0172 facsimile

                                 March 31, 1998

Fleetwood Credit Receivables Corp.
22840 Savi Ranch Parkway
Yorba Linda, California 92687

     Re: Fleetwood Credit Receivables Corp.
         Fleetwood Credit RV Receivables Trusts
         Registration Statement on Form S-3, File No. 33-91848

Ladies and Gentlemen:

     We have acted as counsel to Fleetwood Credit Receivables Corp. in connection with the preparation and filing of Amendment No. 1 to the registration statement on Form S-3 (such registration statement, the "Registration Statement") being filed today with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), in respect of Fleetwood Credit RV Receivables Trusts Asset Backed Certificates (the "Certificates") and Asset Backed Notes (the "Notes") which you plan to offer in series. Our opinions formed the basis for the description of the federal income tax consequences appearing under the heading "Certain Federal Income Tax Consequences" of the applicable prospectus supplement contained in the Registration Statement. Assuming issuance of Owner Certificates of a series and assuming the federal income tax characterization of those Certificates as partnership interests at that time, we confirm that the description under "Certain Federal Income Tax Consequences" in the prospectus of the federal income tax consequences with respect to a series of Owner Certificates presents our opinion of the material tax issues relating to an investment in those Owner Certificates. Assuming issuance of Notes as indebtedness at that time, we confirm that the description under "Certain Federal Income Tax Consequences" in the prospectus of the federal income tax consequences with respect to a series of Notes presents our opinion of the material tax issues relating to an investment in those Notes. Assuming issuance of Grantor Certificates of a series and assuming the federal income tax characterization of those Grantor Certificates as grantor trust interests at that time, we confirm that the description under "Certain Federal Income Tax Consequences" in the prospectus of the federal income tax consequences with respect to a series of Grantor Certificates presents our opinion of the material tax issues relating to an investment in those Grantor Certificates.
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                        [ARTER & HADDEN LLP LETTERHEAD]

Fleetwood Credit Receivables Corp.
March 31, 1998
Page 2

     We hereby consent to the filing of this letter as Exhibit 8.1 to the Registration Statement and to the reference to this firm in the Registration Statement and related prospectus supplements under the heading "Certain Federal Income Tax Consequences."

                                       Very truly yours,

                                       /s/ Arter & Hadden LLP

                                       ARTER & HADDEN LLP